EX.99.CODE ETH

           THE HENNESSY FUNDS, INC., THE HENNESSY MUTUAL FUNDS, INC.,

              THE HENNESSY FUNDS TRUST and HENNESSY ADVISORS, INC.

                                 CODE OF ETHICS

                      Amended effective as of JULY 1, 2005

I.   INTRODUCTION
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     The Hennessy Funds, Inc., The Hennessy Mutual Funds, Inc., The Hennessy
     Funds Trust ("The Funds"), and Hennessy Advisors, Inc. ("Adviser") expect all of their directors, officers and employees to maintain high ethical standards of conduct and to comply with applicable laws and governmental regulations.

II.  DEFINITIONS
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    A.    "Access person" means any director, officer or advisory person of  the
          Fund or of the Adviser.

    B.    "Act" means the Investment Company Act of 1940, as amended.

    C.    "Adviser" means Hennessy Advisors, Inc.
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    D.    "Advisory person" means: (i) any employee  of the Fund or the  Adviser or of any company in a control relationship to the Fund or Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund or Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

    E. A Covered Security is "being considered for purchase or sale" when a recommendation to purchase or sell the Covered Security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

    F. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes as such Act and the rules and regulations promulgated thereunder.

    G. "CCO" means Chief Compliance Officer per rule 38a-1 of the Investment Company Act and rule 206(4)-7 of the Investment Advisers Act both of 1940.

    H. "Conflict of Interest": for the purposes of this Code of Ethics, a "conflict of interest" will be deemed to be present when an individual's private interest interferes in anyway, or even appears to interfere, with the interests of The Funds as a whole.

    I. "Control" has the same meaning as that set forth in Section 2(a)(9) of the Act.

    J. "Covered Security" means a security as defined in Section 2(a)(36) of the Act, except that it does not include:

          (a)  Direct obligations of the Government of the United States;

          (b) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (c)  Shares issued by open-end registered investment companies.

    K. "Disinterested director" means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act and the rules and regulations promulgated thereunder.

    L. "The Funds" or "Fund" means The Hennessy Funds, Inc. or any series of The Hennessy Funds, Inc. and/or Hennessy Mutual Funds, Inc. or any series of Hennessy Mutual Funds, Inc. and/or The Hennessy Funds Trust or any series of the Hennessy Funds Trust.

    M. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

    N. "Investment personnel" means: (i) any employee of the Fund or the Adviser or of any company in a control relationship to the Fund or Adviser who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who controls the Fund or Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

    O. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

    P. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

    Q.    "Reportable Security" means shares of the Funds and Covered
          Securities.

III. GENERAL STANDARDS
     -----------------

     The Funds and the Adviser hold their directors, officers, and employees accountable for adhering to and advocating the following standards to the best of their knowledge and ability:

    A. Always act in an honest and ethical manner, including in connection with, and the handling and avoidance of, actual or apparent conflicts of interest between personal and professional relationships;

    B. Fully comply with all applicable laws, rules and regulations of federal, state and local governments (both United States and foreign) and other applicable regulatory agencies (collectively, the "Laws");

    C. Proactively promote full, fair, accurate, timely and understandable disclosure in reports and documents that The Funds and Adviser file with, or submit to, the Securities and Exchange Commission (the "SEC") and in other public communications The Funds or Adviser make; and

    D. Proactively promote ethical and honest behavior with The Funds and the Adviser, including, without limitation, the prompt reporting of violations of, and being accountable for adherence to, this Code of Ethics.

IV.  SPECIFIC DUTIES AND RESPONSIBILITIES
     ------------------------------------

     In adhering to and advocating the standards set forth above; each director, officer and employee shall fulfill the following duties and responsibilities to the best of their knowledge and ability:

    A. They shall handle all conflicts of interest between personal and professional relationships in an ethical and honest manner, and shall disclose in advance to the Chief Compliance Officer ("CCO") the relevant details of any transaction or relationship that reasonably could be expected to give rise to an actual or apparent conflict of interest between themselves and The Funds. The CCO shall, as appropriate, discuss such disclosures with The Funds' and/or the Adviser's board of directors which board shall thereafter take such action with respect to the conflict of interest as it shall deem appropriate. It is the general policy of The Funds and the Adviser that conflicts of interest should be avoided whenever practicable.

    B. They shall use their best efforts to ensure the timely and understandable disclosure of information that, in all material respects, is accurate, complete, objective and relevant in all reports and documents The Funds and/or the Adviser file with, or submits to, the SEC or in any other public communications that The Funds or the Adviser make.

    C. They shall use their best efforts to ensure their, The Funds', and the Adviser's compliance in all material respects with all applicable laws.

    D. They shall respect the confidentiality of information acquired in the course of their work and shall not disclose such information, except when they believe they are authorized or legally obliged to disclose the information. They may not use confidential information acquired in the course of their work for their personal advantage.

    E. They shall not take or direct or allow any other person to take or direct any action to fraudulently influence, coerce, manipulate or mislead The Funds' or the Adviser's independent auditing firm.

    F. They may not engage The Funds' or the Adviser's auditing firms to perform audit or non-audit services without the prior approval of The Funds' and/or the Adviser's board of directors, or The Funds' or Adviser's audit committee or designee's.

    G. The independent directors of Hennessy Advisors, Inc. shall not have access to, and shall not seek from any employee of the Adviser, any of the portfolio rebalancing information related to any of the mutual funds managed by Hennessy Advisors, Inc. until such time as the rebalancing of such funds has been entirely concluded except that certain limited access to such information may be granted with permission, in advance, from the Chief Compliance Officer.

V.   REPORTING VIOLATIONS
     --------------------

    A. If any person believes that a director, officer or employee has violated this Code of Ethics; or if The Funds or the Adviser has or is about to violate a Law; or if a director, officer or employee believe that he or she is being asked to violate this Code of Ethics or any Law in the performance of his or her duties for The Funds or the
          Adviser: then the matter should be promptly reported to The Funds' and the Adviser's CCO and/or to the Audit Committee of the Adviser's board of directors. The CCO and/or the Audit Committee will take appropriate steps to maintain the confidentiality of the reporting person's identity, to the extend consistent with The Funds' and the Adviser's obligations to investigate and remedy the matter and, if appropriate, to report the matter to government officials. Persons may report violations of the Code of Ethics on an anonymous basis. No retribution will be taken against a person for reporting, in good faith, a violation or suspected violation of this Code of Ethics.

VI.  APPROVAL OF THE CODE OF ETHICS
     ------------------------------

    A. The Board of Directors of The Funds, including a majority of the Disinterested directors, and the Board of Directors of the Adviser shall approve this Code of Ethics and any material changes thereto. Prior to approving this Code of Ethics and any material changes thereto, they must determine that this Code of Ethics contains provisions reasonably necessary to prevent access persons from violating Rule 17j-1(b) of the Act.

    B. No less frequently than annually, the CCO of The Funds and the CCO of the Adviser shall furnish a report to the Boards of Directors of the Funds and the Adviser:

          1.   Describing issues arising under the Code of Ethics since the last
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               report to the Board of Directors, including, but not limited  to,
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               information about material violations of  the Code of Ethics  and
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               sanctions imposed in response to such material violations.   Such
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               report shall also include a list of access persons under the Code
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               of Ethics.
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          2.   Certifying  that  The  Funds   and  Adviser  have  adopted   such
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               procedures as are reasonably necessary to prevent access  persons
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               from violating the Code of Ethics.
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    C.    This Code  of Ethics,  the approvals  required by  Sections VI.A.  and
          VI.B.(2),  and  the  reports  required  by  Section  VI.B.  shall   be
          maintained by the Fund's Administrator and by The Funds' and Adviser's CCO. The reports required by Section V shall be maintained by The Funds' CCO.

    D. This Code of Ethics may not be waived or amended except by the approval of both the board of directors of The Funds and the Audit Committee of the board of directors of the Adviser.


VII. INTERPRETATION AND ENFORCEMENT
     ------------------------------

    A. This is a combined Code of Ethics for both The Funds and the Adviser. The Audit Committee of the Adviser's board of directors is responsible for overseeing the interpretation and enforcement of this Code of Ethics in all matters related to Hennessy Advisor's Inc. The board of directors of The Funds is responsible for overseeing the interpretation and enforcement of this Code of Ethics in all matters related to The Hennessy Mutual Funds, Inc., The Hennessy Funds, Inc., and The Hennessy Funds Trust. In all matters related to The Funds, the Funds' board of directors shall over-ride the Audit Committee of and the board of directors of Hennessy Advisors, Inc. When either party considers any matter related to this Code of Ethics, it shall act in executive session.

    B. Each director, officer and employee will be held accountable for his or her adherence to this Code of Ethics by their respective boards of directors. Directors, officers and employees failing to adhere to this Code of Ethics will be subject to appropriate disciplinary action, ranging from warnings to possible termination or removal.

VIII. EXEMPTED TRANSACTIONS
      ---------------------

The prohibitions of Section IX of this Code of Ethics shall not apply to:

          (a) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

          (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by any Fund; provided, however, that the prohibitions of Section IV.B of this Code of Ethics shall apply to such purchases and sales.

          (c) Purchases or sales which are non-volitional on the part of either the access person or the Fund.

          (d) Purchases which are part of an automatic dividend reinvestment plan.

          (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to
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               the extent such rights were acquired from such issuer, and  sales of such rights so acquired.

          (f) Purchases or sales of common stock of issuers in the Dow Jones Industrial Average provided that the number of shares purchased or sold of any one such issuer on any day does not exceed 5,000 shares and purchases or sales of common stock of issuers of publicly traded stocks not in the Dow Jones Industrial Average provided that the number of shares purchased or sold of any one such issuer on any day does not exceed 500 shares.

          (g) Purchases or sales which receive the prior approval of the Board of Directors of the Fund because they are only remotely potentially harmful to the Fund because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Fund.

IX.  PROHIBITED PURCHASES AND SALES
     ------------------------------

    A. Except in a transaction exempted by Section VII of this Code, no access person shall purchase or sell, directly or indirectly, any Covered Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale is being considered for purchase or sale by the Fund or is being purchased or sold by the Fund.

    B. Except in a transaction exempted by Section VII of this Code of Ethics, Investment Personnel (other than the Fund's CCO) must obtain approval from the Fund's CCO before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. The Fund's CCO must obtain approval from a majority of the Disinterested directors before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. Prior approval shall not be given if the Fund's CCO or the Disinterested directors, as applicable, believe(s) that the investment opportunity should be reserved for the Fund or is being offered to the individual by reason of his or her position with the Fund.

    C.    Except in  a transaction  exempted  by Section  VII  of this  Code  of
          Ethics, no access person shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which the Fund has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn. Notwithstanding the foregoing, Disinterested directors are not subject to this prohibition unless he or she knows or should have known at the time of such purchase or sale that the Fund has such a pending "buy" or "sell" order in the same security.

    D. Investment Personnel shall not receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund. The annual receipt of gifts from the same source valued at $100 or less shall be considered de minimis. Additionally, the receipt of an occasional dinner, a ticket to a sporting event or the theater, or comparable entertainment also shall be considered to be of de minimis value.

    E. Except for service which began prior to March 2, 1996, Investment Personnel shall not serve on the board of directors of publicly traded companies absent prior authorization of the Board of Directors of the Fund. The Board of Directors of the Fund may so authorize such board service only if it determines that such board service is consistent with the interests of the Fund and its shareholders.

X.   REPORTING AND COMPLIANCE PROCEDURES
     -----------------------------------

    A. Except as provided in Section X.B. of this Code of Ethics, every access person shall report to the Fund the information described in
          Section X.C., Section V.D. and Section V.E. of this Code of Ethics. All reports shall be filed with the Fund's President or designee.

    B. Disinterested directors of the Fund and the Adviser need not make a report pursuant to Section X.C. and X.E. of this Code of Ethics and need only report a transaction in a Reportable Security pursuant to
          Section X.D. of this Code of Ethics if such Disinterested director, at the time of such transaction, knew or, in the ordinary course of fulfilling his official duties as a director of the Fund, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, such Reportable Security was purchased or sold by the Fund or was being considered by the Fund or the Adviser for purchase or sale by the Fund.

          1.   An  access  person  need  not  make  a  report  with  respect  to
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               transactions effected for, and Reportable Securities held in, any
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               account over which the person has no direct or indirect influence
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               or control.
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          2.   An access person  need not  make a  quarterly transaction  report
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               pursuant to Section  X.D. of this  Code of Ethics  if the  report
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               would   duplicate   information   contained   in   broker   trade
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               confirmations  or  account  statements  received  by  the  Fund's
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               President or designee with  respect to the  access person in  the
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               time period required by  Section X.D., provided  that all of  the
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               information required by Section X.D.  is contained in the  broker
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               trade confirmations or  account statements or  in the records  of
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               the Fund.  All Investment Personnel shall direct their brokers to
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               supply to the Fund's  President or designee,  on a timely  basis,
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               duplicate copies  of  confirmations of  all  personal  securities
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               transactions  and  copies  of  all  account  statements  for  all
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               securities accounts.
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    C.    Every access  person shall,  no later  than ten  (10) days  after  the person becomes an access person, file an initial holdings report containing the following information:

          1.   The  title,  number  of  shares  and  principal  amount  of  each
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               Reportable Security in which the access person had any direct  or
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               indirect beneficial ownership when  the person becomes an  access
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               person;

          2.   The name  of any  broker, dealer  or bank  with whom  the  access
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               person maintained an  account in which  any securities were  held
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               for the direct or indirect benefit of the access person; and
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          3.   The date that the report is submitted by the access person.
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    D.    Every access person shall, no later  than ten (10) days after the  end of a calendar quarter, file a quarterly transaction report containing the following information:

          1.   With  respect  to  any  transaction  during  the  quarter  in   a
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               Reportable Security in which the access person had any direct  or
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               indirect beneficial ownership:
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          (a)  The date of the transaction, the title and the number of  shares, and the principal amount of each security involved;

          (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (c) The price of the Reportable Security at which the transaction was effected;

          (d) The name of the broker, dealer or bank with or through whom the transaction was effected; and

          (e)  The date that the report is submitted by the access person.

          2.   With respect to any account established  by the access person  in
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               which any securities were held during the quarter for the  direct
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               or indirect benefit of the access person:
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          (a)  The name  of the  broker, dealer  or bank  with whom  the  access person established the account;

          (b)  The date the account was established; and

          (c)  The date that the report is submitted by the access person.

    E. Every access person shall, no later than January 30 each year, file an annual holdings report containing the following information as of the preceding December 31:

          1.   The  title,  number  of  shares  and  principal  amount  of  each
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               Reportable Security in which the access person had any direct  or
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               indirect beneficial ownership;
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          2.   The name  of any  broker, dealer  or bank  with whom  the  access
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               person maintains an account in which any securities are held  for
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               the direct or indirect benefit of the access person; and
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          3.   The date that the report is submitted by the access person.
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    F.    Any report filed  pursuant to Section  X.C., Section  X.D. or  Section
          X.E. of this Code of Ethics may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

    G. The Funds' and the Adviser's CCO or designee shall review all reports filed pursuant to Section X.C., Section X.D. or Section X.E. of this Code of Ethics. The Funds' CCO and the Adviser's CCO or designee shall identify all access persons who are required to file reports pursuant to this Section X of this Code of Ethics and must inform such access persons of their reporting obligation.

    H. Each year the CCO shall provide all directors, officers, employees and access persons with a copy of this Code of Ethics. Each year each of them shall certify to The Funds and to the Adviser that (i) they have read and understand this Code of Ethics and recognize that they are subject thereto, and (ii) they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

    I. Compliance with this Code of Ethics does not relieve access persons of their obligations under any other code of ethics.